                                                                    Exhibit 3(a)

                                                              As of May 13, 1987

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                                LYNCH CORPORATION

     Lynch Corporation  (hereinafter  referred to as the "Corporation"),  having duly  elected to be  governed  by IC 23-1-18  through IC 23-1-54  (except for IC
23-1-18-3,  IC 23-1-21 and IC 23-1-53-3) effective October 10, 1986, desiring to amend and restate its Articles of  Incorporation  pursuant to the  provisions of
the  Indiana  Business   Corporation  Law   (hereinafter   referred  to  as  the
"Corporation Law"), submits the following Restated Articles of Incorporation:

                                   ARTICLE I

                                      NAME

     The Name of the Corporation is Lynch Corporation.

                                   ARTICLE II

                               PURPOSE AND POWERS

     SECTION  2.1 .  PURPOSE  OF THE  CORPORATION.  The  purpose  for  which the
Corporation  is  formed is to engage  in the  transaction  of any or all  lawful business for which  corporations may now or hereafter be incorporated  under the
Corporation Law.

     SECTION 2.2 . POWERS OF THE CORPORATION. The Corporation shall have (a) all powers now or hereafter authorized by or vested in corporations  pursuant to the provisions  of the  Corporation  Law, (b) all powers now or hereafter  vested in corporation  by  common  law or any other  statute  or act,  and (c) all  powers authorized by or vested in the  Corporation  by the provisions of these Restated
Articles of  Incorporation  or by the  provisions of its By-Laws as from time to time in effect.

                                  ARTICLE III

                           REGISTERED OFFICE AND AGENT

     The street address of the  Corporation's  registered  office at the time of adoption  of these  Restated  Articles  of  Incorporation  is One North  Capitol
Avenue,  Indianapolis,  Indiana,  46204 and the name of its registered  agent at such office at the time of adoption of these Restated  Articles of Incorporation is CT Corporation System.

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                                   ARTICLE IV

                                     SHARES

     SECTION 4.1 . AUTHORIZED  CLASS AND NUMBER OF SHARES.  The capital stock of the  Corporation  shall be of one class and kind,  which shall be referred to as
Common Stock.  The total number of shares which the Corporation has authority to issue shall be 10,000,000  shares of Common Stock. The  Corporation's  shares of
Common Stock do not have any par or stated  value  except  that,  solely for the purpose of any  statute  or  regulation  imposing  any tax or fee based upon the capitalization of the Corporation,  each of the  Corporation's  shares of Common
Stock shall be deemed to have a par value of $0.01 per share.

     SECTION 4.2. VOTING RIGHTS OF SHARES.  Except as otherwise  provided by the
Corporation  Law and  subject to such  shareholder  disclosure  and  recognition procedures (which may include voting  prohibition  sanctions) as the Corporation may by action of its Board of Directors  establish,  the Corporation's shares of
Common Stock have unlimited voting rights and each  outstanding  share of Common
Stock shall,  when validly issued by the Corporation,  entitle the record holder thereof to one vote at all shareholders'  meetings on all matters submitted to a vote of the shareholders of the Corporation.

     SECTION  4.3.  OTHER TERMS OF SHARES.  The  Corporation's  shares of Common
Stock  shall be equal in every  respect  insofar  as their  relationship  to the
Corporation  is concerned  (but such equality of rights shall not imply equality
of  treatment  as  to  redemption  or  other   acquisition   of  shares  by  the
Corporation).  The holders of shares of Common  Stock shall be entitled to share ratably  in  such  dividends  or  other  distributions  (other  than  purchases, redemptions or other acquisitions of shares by the Corporation),  if any, as are declared and paid from time to time on the shares at the discretion of the Board of Directors. In the event of any liquidation,  dissolution or winding up of the
Corporation,  either  voluntary of involuntary,  the holders of shares of Common
Stock shall be entitled to share,  ratably  according to the number of shares of
Common Stock held by them, in all remaining assets of the Corporation  available for distribution to its shareholders.

     Shares of Common Stock of the Corporation purchased,  redeemed or otherwise acquired by it shall constitute  authorized but unissued shares, unless prior to any such purchase  redemption or other  acquisition,  or within thirty (30) days thereafter,  the Board of  Directors  adopts a  resolution  providing  that such shares constitute authorized and issued but not outstanding shares.

                                    ARTICLE V

                                    DIRECTORS

     SECTION  5.1.  NUMBER.  The Board of  Directors  at the time of adoption of these Restated  Articles of  Incorporation by the Board of Directors is composed of nine (9) members,  and the number of Directors  shall be fixed by the By-Laws and may be changed from time to time by  amendment  to the By-Laws.  The By-Laws may also  provide  for  staggering  the  terms of the  members  of the  Board of
Directors by dividing  the total  number of Directors  into two (2) or three (3)

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groups (with each group  containing  one-half  (1/2) or  one-third  (1/3) of the total, as near as may be) whose terms of office expire at different times.

     SECTION 5.2. VACANCIES. Vacancies occurring in the Board of Directors shall be filled in the manner for the filling of vacancies,  in the manner provided in the By-Laws or, if the By-Laws do not provide for the filling of  vacancies,  in the manner provided by the Corporation Law. The By-Laws may also provide that in certain  circumstances  specified therein,  vacancies  occurring in the Board of
Directors may be filled by vote of the  shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders.

                                   ARTICLE VI

               PROVISIONS RELATING TO BY-LAWS AND INDEMNIFICATION

     SECTION  6.1 . BY-LAWS.  The Board of  Directors  shall have the  exclusive power to make, alter, amend or repeal, or to waive provisions of, the By-Laws of the  Corporation by the  affirmative  vote of a majority of the entire number of
Directors at the time, except as expressly provided by the Corporation Law.

     SECTION 6.2 .  INDEMNIFICATION  OF DIRECTORS,  OFFICERS AND OTHER  ELIGIBLE
PERSONS.

     (a) To the extent not  inconsistent  with  applicable  law,  every Eligible
Person  shall be  indemnified  by the  Corporation  against  all  Liability  and reasonable  Expense that may be incurred by such  Eligible  Person in connection with or  resulting  from  any  Claim,  (i) if such  Eligible  Person  is  Wholly
Successful with respect to the Claim, or (ii) if not Wholly Successful,  than if such Eligible  Person is  determined,  as provided in either  Section  6.2(f) or
6.2(g),  to have acted in good faith,  in what the  Eligible  Person  reasonably believed to be the best interests of the  Corporation or at least not opposed to its best  interest  and, in  addition,  with  respect to any  criminal  claim is determined to have had  reasonable  cause to believe that his conduct was lawful or had no  reasonable  cause to  believe  that his  conduct  was  unlawful.  The termination  of any Claim,  by  judgment,  order,  settlement  (whether  with or without  court  approval),  or  conviction  or upon a plea of  guilty or of NOLO
CONTENDERE,  or its equivalent,  shall not create a presumption that an Eligible
Person did not meet the  standards  of conduct  set forth in clause (ii) of this subsection  (a).  The actions of an Eligible  Person with respect to an employee benefit  plan  subject to the Employee  Retirement  Income  Security Act of 1974
shall be  deemed  to have  been  taken in what the  Eligible  Person  reasonably believed to be the best interests of the  Corporation or at least not opposed to its best interests if the Eligible Person  reasonably  believed he was acting in conformity  with the  requirements  of such Act or he  reasonable  believed  his actions to be in the interests of the  participants in or  beneficiaries  of the plan.

     (b) The term  "Claim"  as used in this  Section  6.2  shall  include  every pending,  threatened or completed  claim,  action,  suit or  proceeding  and all appeals thereof  (whether  brought by or in the right of this Corporation or any
other   corporation   or  otherwise),   civil,   criminal,   administrative   or
investigative,  formal or  informal,  in which an  Eligible  Person  may  become involved, as a party or otherwise.

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     (c) The term "Eligible Person" as used in this Section 6.2 shall mean every person (and the estate,  heirs and personal  representatives of such person) who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a foreign or domestic  corporation, partnership,  joint venture,  trust, employee benefit plan or other organization or entity whether for profit or not. An Eligible Person shall also be considered to have been serving an employee  benefit plan at the request of the Corporation if the Eligible Person duties to the Corporation also imposed duties on, or otherwise involved services by, the Eligible Person to the plan or to participants in or beneficiaries of the plan.

     (d) The terms  "Liability"  and "Expense" as used in this Section 6.2 shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments,  fines or penalties against  (including excise taxes assessed with respect to an employee  benefit  plan),  and amounts paid in settlement by or on behalf of, an Eligible Person.

     (e) The term "Wholly Successful" as used in this Section 6.2 shall mean (i)
termination  of any claim  against the Eligible  Person in question  without any finding of  liability  or guilt  against  him,  (ii)  approval by a court,  with knowledge of the indemnity  herein  provided,  of a settlement of any Claim,  or
(iii)  the  expiration  of a  reasonable  period  of time  after  the  making or threatened making of any Claim without the institution of the same,  without any payment or promise made to induce a settlement.

     (f) Every Eligible Person claiming  indemnification  hereunder  (other than one who has been Wholly  Successful with respect to any Claim) shall be entitled to  indemnification  (i) if  special  independent  legal  counsel,  which may be regular counsel of the Corporation or other disinterested  person or persons, in either case selected by the Board of Directors,  whether or not a  disinterested quorum exists (such counsel or person or persons  being  hereinafter  called the
"Referee"),  shall  deliver  to the  Corporation  a  written  finding  that such
Eligible  Person  has  met  the  standards  of  conduct  set  fort   in  Section
6.2(a)(ii),  and (ii) if the  Board  of  Directors,  acting  upon  such  written finding,  so determines.  The Board of Directors shall, if an Eligible Person is found to be entitled to indemnification pursuant to the preceding sentence, also determine the reasonableness of the Eligible Person's Expenses.

     (g) If an  Eligible  Person  claiming  indemnification  pursuant to Section
6.2(f) is found not to be entitled  thereto,  or if the Board of Directors fails to select a Referee  under  Section  6.2(f)  within a reasonable  amount of time following  a written  request  of an  Eligible  Person  for the  selection  of a
Referee,  or if  the  Referee  or  the  Board  of  Directors  fails  to  make  a determination  under Section 6.2(f) within a reasonable amount of time following the selection of a Referee,  the Eligible  Person may apply for  indemnification with respect to a Claim to a court of competent jurisdiction,  including a court in which the Claim is pending  against  the  Eligible  Person.  On receipt of an application,  the court,  after giving notice to the  Corporation and giving the
Corporation  ample  opportunity  to  present  to the  court any  information  or evidence  relating to the claim for  indemnification  that the Corporation deems appropriate, may order indemnification if it determines that the Eligible Person is entitled to  indemnification  with respect to the Claim because such Eligible
Person met the  standards  of conduct  set forth in Section  6.2(a)(ii).  If the court  determines that the Eligible Person is entitled to  indemnification,  the court shall also determine the reasonableness of the Eligible Person's Expenses.

                                      -4-

     (h) The rights of indemnification  provided in this Section 6.2 shall be in addition to any rights to which any Eligible  Person may  otherwise be entitled.
Irrespective  of the provisions of this Section 6.2, the Board of Directors may, at any time and from time to time, (i) approve  indemnification  of any Eligible
Person to the full extent  permitted by the  provisions of applicable law at the time in effect,  whether on  account  of past or future  transactions,  and (ii)
authorize the  Corporation  to purchase and maintain  insurance on behalf of any
Eligible Person against any Liability  asserted against such Eligible Person and incurred by him in any such  capacity,  or arising out of the Eligible  Person's status as such, whether or not the Corporation would have the power to indemnify him against such liability.

     (i) Expenses  incurred by an Eligible Person with respect to any Claim, may be advanced by the Corporation (by action of the Board of Directors,  whether or not a disinterested  quorum exists) prior to the final disposition  thereof upon receipt of an undertaking  by or on behalf of the Eligible  Person to repay such amount unless he is determined to be entitled to indemnification.

     (j) The  provisions  of this  Section  6.2 shall be deemed to be a contract between the  Corporation  and each  Eligible  Person,  and an Eligible  Person's rights hereunder shall not be diminished or otherwise  adversely affected by any repeal,  amendment or modification of this Section 6.2 that occurs subsequent to such person becoming an Eligible Person.

     (k) The  provisions  of this Section 6.2 shall be applicable to Claims made or commenced after the adoption  hereof,  whether arising from acts or omissions to act occurring before or after the adoption hereof.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

     SECTION 7.1.  AMENDMENT OR REPEAL.  Except as otherwise  expressly provided for in these  Restated  Articles  of  Incorporation,  the  Corporation  shall be deemed, for all purposes,  to have reserved the right to amend, alter, change or repeal any provision  contained in these Restated  Articles of  Incorporation to the extent  and in the  manner  now or  hereafter  permitted  or  prescribed  by statute,  and all rights herein conferred upon  shareholders are granted subject to such reservations.

     SECTION 7.2 . Redemption of Shares Acquired in Control Share  Acquisitions.
If and whenever the  provisions  of IC 23-1-42 apply to the  Corporation,  it is authorized to redeem its securities pursuant to IC 23-1-42-10.

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